Exhibit 10.53

XL CAPITAL LTD

FORM OF LETTER AGREEMENT RELATING TO EMPLOYMENT AGREEMENT

Re: Ordinary Share Exchange

Dear __________:

                    As you know, XL Capital Ltd, a Cayman Islands company (the “Company”), is considering proposing a scheme of arrangement under Cayman Islands law to its ordinary shareholders, which effectively will change the Company’s place of incorporation to Ireland from the Cayman Islands. Completion of the proposed scheme of arrangement will result in an exchange of all of the Class A ordinary shares of the Company for ordinary shares of XL Capital plc, an Irish company (“Irishco”), on a one-for-one basis (the “Ordinary Share Exchange”).

                    Pursuant to our discussions regarding the terms of the employment agreement between you and the Company, dated ___________ (the “Employment Agreement”), and the technical issues concerning whether the Ordinary Share Exchange might constitute or be deemed to constitute a change in control under the Employment Agreement, and in view of the fact that it would not result in a change in the ultimate economic owners and controlling persons in the Company, you agree and acknowledge that in the event the Company does effect the Ordinary Share Exchange, it will not constitute or result in (or be deemed to constitute or result in) a change in control under the terms of the Employment Agreement. In addition, you acknowledge that the Company would assign its rights and obligations under the Employment Agreement to Irishco upon the completion of the Ordinary Share Exchange. This letter agreement is for the benefit of the Company and its affiliates.

(signatures on following page)

                    If the terms of this letter agreement meet with your approval, please sign and return one copy to me.

Sincerely,

XL CAPITAL LTD
AGREED TO AND ACCEPTED:

Executive

Date: ___________, 2009

SCHEDULE 1

Each of the following executive officers signed the letter agreement, in form attached, as of December 15, 2009:

David B. Duclos
Kirstin R. Gould
Michael S. McGavick
Elizabeth L. Reeves
Jacob D. Rosengarten
Sarah E. Street
James H. Veghte